Exhibit 99.2

La Cortez Energy Announces the Final Closing of Its Private Placement

•	Press Release
•	Source: La Cortez Energy, Inc. LCTZ
•	On Monday August 3, 2009, 2:30 am EDT

BOGOTA--(BUSINESS WIRE)--La Cortez Energy, Inc. (“La Cortez” or the “Company”) (OTC: LCTZ - News) is pleased to announce that it has successfully completed its private placement offering (the “Offering”) for a total of 5,065,000 Units of its securities to institutional and accredited investors and non-U.S. persons for aggregate gross proceeds of US $6,331,250, at an offering price of US $1.25 per Unit. Each unit consists of (i) one share of common stock of the Company and (ii) a common stock purchase warrant to purchase one share of common stock, exercisable for a period of five years at an exercise price of US $2.00 per share.

The Company entered into a registration rights agreement with the investors purchasing Units in the Offering. The registration rights agreement requires that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 covering the resale of all shares of Common Stock issued in the Offering. Shares of Common Stock underlying the Warrants included in the Units carry “piggyback” registration rights. The registration rights agreement provides certain deadlines for the filing and effectiveness of the registration statement, including that the registration statement be declared effective by the SEC within 240 days after the final closing of the Offering.

The Company plans to use the net proceeds of the Offering to continue developing its working interests in the Maranta and Putumayo 4 blocks in Colombia, to fund other potential oil and gas exploration and production opportunities in Colombia and in Peru (e.g., acquisitions, joint ventures, and/or farm-ins) and for general working capital purposes.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing or other securities of the Company. Any such offer may only be made by a private placement memorandum of prospectus issued by the Company. The foregoing securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

Andres Gutierrez, President and CEO of La Cortez commented on the announcement, “We are very pleased to announce the final closing of this private placement. We are very happy with the results of our ability to raise capital in these tumultuous times. It reflects a vote of confidence in the La Cortez executive team and the ability of our Board of Directors to successfully execute the Company’s strategic plan. We remain attentive to other opportunities in a variety of basins in Colombia and in Peru that we believe have opportunities to allow La Cortez to build our production base and benefit from upside exploration.”

Exhibit 99-2

About La Cortez Energy, Inc.

La Cortez Energy, Inc. is an early stage oil and gas exploration and production company currently pursuing a business strategy in the energy sector in South America, with an initial focus on identifying oil and gas exploration and production opportunities in Colombia. To that end, the Company has established a branch, La Cortez Energy Colombia, Inc., with offices in Bogotá, Colombia, and recently signed a Memorandum of Understanding for a 50% working interest in the Putumayo 4 block and a farm-in agreement for a 20% working interest in the Maranta block, both in Colombia.

For more information, please contact the Company’s Investor Relations department at 888-805-(LCTZ) 5289 or by email info@lacortezenergy.com.

www.lacortezenergy.com

Forward-Looking Statements

Certain statements in this news release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company, including, but not limited to, the Company's ability to identify corporate acquisition and/or joint venture opportunities in the energy sector in Colombia, Peru and Brazil and, more generally, in Latin America, and to establish the technical and managerial infrastructure to take advantage of, and successfully participate in such opportunities, future economic conditions, political stability and energy prices. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in the Company’s 2008 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.

Contact:
La Cortez Energy, Inc.
Bruce Nurse, 888-805-5289